Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of BondBloxx BB Rated USD High Yield Corporate Bond ETF, BondBloxx B Rated USD High Yield Corporate Bond ETF, and BondBloxx CCC Rated USD High Yield Corporate Bond ETF, each a series of BondBloxx ETF Trust, under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

May 23, 2022